Exhibit 10.3

EXECUTION VERSION

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of October 14, 2005, made by ARC REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company (the “Grantor”), in favor of MERRILL LYNCH MORTGAGE CAPITAL INC., as Lender (the “Lender”).

RECITALS

Pursuant to the credit agreement, dated as of April 6, 2005 (the “Existing Credit Agreement”), among the ARC Housing LLC and ARC HousingTX LP, as Borrowers, and the Lender, the Lender agreed to make loans to the Borrowers upon the terms and subject to the conditions set forth therein.

The Borrowers and the Lender have agreed to amend the Existing Credit Agreement through the execution of an amendment dated as of October 14, 2005 (the “First Amendment”, and the Existing Credit Agreement, as amended by the First Amendment, the “Credit Agreement”) to, among other things, increase the amount of the Loans under the Credit Agreement.

To induce the Lender to enter into the First Amendment, the Grantor, as the indirect 100% owner of the Borrowers and of the Specified Subsidiaries, has agreed to provide additional collateral to secure the performance of the Borrowers under the Credit Agreement.

It is a condition precedent to the effectiveness of the First Amendment that the Grantor shall have executed and delivered this Security Agreement to the Lender.

1.                                       Defined Terms.  (a)  Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:  Chattel Paper, Certificated Securities, Deposit Accounts, General Intangibles, Instruments, Investment Property, Proceeds and Supporting Obligations; and the following terms shall have the following meanings:

“Account Control Agreement”: with respect to the Excess Funds Collection Account, a control agreement substantially in the form of Annex A or such other form approved by the Lender, as amended, supplemented or otherwise modified from time to time.

“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral”: as defined in Section 2 of this Security Agreement.

“Depository”: JPMorgan Chase Bank, N.A.

“Distributions”: all non-cash dividends paid on Equity Interests, liquidating dividends paid on Equity Interests, any Equity Interests resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Equity Interest, but excluding Dividends.

“Dividends”: cash dividends and cash distributions with respect to any Equity Interest.

“Equity Interest”: the ownership interest held by the Grantor in each Specified Subsidiary or any entity having an ownership interest in a Specified Subsidiary, including, without limitation, any membership interest or partnership interest held by the Grantor in each Specified Subsidiary.

“Excess Funds”: all funds from operations received by each Specified Subsidiary less all operating expenses and capital expenditures of said entity which shall include, but not be limited to, debt service costs, taxes, insurance, management fees, operating expenses, community improvements, equipment, purchases and any other expenditure necessary to operate and maintain the assets owned by said Specified Subsidiary.

“Excess Funds Collection Account”: the certain deposit account listed on Schedule II.

 Excess Funds Payments”: all payments constituting Excess Funds of each Specified Subsidiary, whether such payment is in respect of, in the nature of, or the proceeds of, a Dividend, a Distribution, an advance of funds, the repayment of an inter-company obligation, or of any other nature.

“Secured Obligations”:  the Obligations.

“Security Agreement”: this Agreement, as amended, supplemented or otherwise modified from time to time.

“Specified Subsidiary”: each entity listed on Schedule III.

(b)                                 The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section or Schedule. Annex references are to this Security Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.                                       Grant of Security Interest.  As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, the Grantor hereby grants to the Lender a security interest in: (i) the Grantor’s right to receive all Excess Funds Payments, (ii) all such Excess Funds Payments received from each Specified Subsidiary, (iii) the Excess Funds Collection Account, (iv) all amounts held from time to time in the Excess Funds Collection Account, (v) all General Intangibles, Instruments, Deposit Accounts, and Investment Property constituting or relating to the foregoing, and (vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing, and all collateral security and guarantees given by any Person with respect to any of the foregoing (collectively, the “Collateral”).

3.                                       Excess Funds Collection Account.

(a)                                  The Grantor shall cause each Specified Subsidiary to deposit into the Excess Funds Collection Account all Excess Funds Payments of such Specified Subsidiary. So long as no Default or Event of Default shall have then occurred and be continuing, the Excess Funds Payments in the Excess Funds Collection Account pursuant to this Section 5(a) may be transferred from time to time to an account designated by the Grantor.

(b)                                 Upon the occurrence and during the continuance of a Default or Event of Default under the Credit Agreement, subject to the terms of the Account Control Agreement (i) the Lender may instruct the Depository to remit the amounts therein to an account specified by the Lender, (ii) Excess

Funds Payments in the Excess Funds Collection Account shall be transferred from the Excess Funds Collection Account only upon the written instructions of the Lender and (iii) the Grantor shall not issue any instructions regarding the Excess Funds Payments to the Depository.

(c)                                  Notwithstanding anything to the contrary in this Security Agreement, no provision of this Security Agreement shall be effective to the extent that such provision (i) would violate any law applicable to the Grantor or any Specified Subsidiary; or (ii) would result in a breach or termination pursuant to the terms of, or a default under, any of the Specified Subsidiaries’ loan documents (as the same may be amended, restated, or otherwise modified time to time) or any other documents entered into in connection with the refinancing, extension, renewal, refunding, repayment, prepayment, redemption, defeasance, retirement or issuance of a security or indebtedness in exchange or replacement for the indebtedness evidenced by such loan documents.

4.                                       Representations and Warranties.  The Grantor hereby represents and warrants that:

(a)                                  Title; No Other Liens.  Except for the Liens granted to the Lender pursuant to this Security Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Lender pursuant to this Security Agreement.

(b)                                 Perfected First Priority Liens.  When financing statements have been filed in the offices in the jurisdiction listed in Schedule I, the Liens granted pursuant to this Security Agreement will constitute perfected Liens in favor of the Lender in the Collateral as collateral security for the Secured Obligations, which Liens are prior to all other Liens on the Collateral created by the Grantor and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from the Grantor.

(c)                                  Chief Executive Office.  The Grantor’s chief executive office and chief place of business is, and for the four (4) months preceding the date has been, located at the place specified for such Grantor on Schedule I.

(d)                                 Jurisdiction of Organization.  The Grantor, a “registered organization” as defined in the Code, is so designated on Schedule I and is organized as the type of entity, as under the laws of the jurisdiction, specified for such Grantor on Schedule I.

(e)                                  Name.  (i) The exact legal name of the Grantor is as specified on Schedule I; and (ii) the Grantor has not done business under a previous name, assumed name or trade name.

(f)                                    Insurance Policies.  None of the Collateral constitutes an interest or claim in or under any policy of insurance or contract for annuity, except to the extent the same constitutes Proceeds.

(g)                                 Excess Funds Collection Account.  The Excess Funds Collection Account is listed on Schedule II, including the institution at which the Excess Funds Collection Account is established, the purpose thereof, the name thereon, and the account number thereof.  The Excess Funds Collection Account is the sole deposit account that has been established to receive the Excess Funds Payments.

(h)                                 Specified Subsidiaries.  Listed on Schedule III is each subsidiary of the Grantor as of the date hereof (i) that is a special purpose entity whose assets consist of ARC Communities subject to a Master Lease, and (ii) whose collections are not subject to a lockbox arrangement for the benefit of a third-party lender.

5.                                       Covenants.  The Grantor covenants and agrees with the Lender that, from and after the date of this Security Agreement until the Secured Obligations are paid in full and the Commitments have expired or been terminated:

(a)                                  Maintenance of Perfected Security Interests; Further Documentation; Pledge of Instruments and Chattel Paper.  The Grantor shall maintain the security interest created by this Security Agreement as a perfected security interest having at least the priority described in Section 6(b) hereof and shall defend such security interest against the claims and demands of all Persons whomsoever.  At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby and (ii) in the case of the Excess Funds Collection Account and any other relevant Collateral, taking any actions (including, without limitation, entering into, and using its best efforts to cause any relevant third party to enter into, one or more Control Agreements) necessary to enable the Lender to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.  The Grantor also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law.  Any such financing statement may describe the property covered thereby.  A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Chattel Paper or Certificated Security, such Instrument, Chattel Paper or Certificated Security shall be immediately delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Security Agreement.

(b)                                 Indemnification.  The Grantor agrees, jointly and severally, to pay, and to save the Lender harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement.

(c)                                  Maintenance of Records.  The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.  The Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.  Upon the occurrence and during the continuance of an Event of Default, the Grantor shall turn over any books and records pertaining to the Collateral to the Lender or to its representatives during normal business hours at the request of the Lender.

(d)                                 Right of Inspection.  The Lender shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Grantor, and the Lender or their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Lender, at the Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

(e)                                  Compliance with Laws, etc.  The Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of such Grantor’s business; provided, however, that the Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Lender, adversely affect the Lender’s rights or the priority of its Liens on the Collateral.

(f)                                    Payment of Obligations.  The Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on such Grantor’s books in accordance with GAAP.

(g)                                 Limitation on Liens on Collateral.  The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the liens created hereby, and will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all Persons whomsoever.

(h)                                 Limitations on Dispositions of Collateral.  The Grantor will not sell, transfer or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, in each case in a manner contrary to the provisions of this Security Agreement.

(i)                                     Further Identification of Collateral.  The Grantor will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

(j)                                     Notices.  The Grantor will advise the Lender promptly, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

(k)                                  Changes in Locations, Name, etc.  The Grantor will not (i) change the location of its jurisdiction of organization from that specified in Section 4(d), (ii) change its name, identity or structure or (iv) reorganize under the laws of another jurisdiction or as a different type of entity, unless it shall have given the Lender at least 30 days prior written notice thereof.

(l)                                     Excess Funds Collection Account. The Grantor will not (i) upon the occurrence and during the continuation of a Default or Event of Default, transfer assets out of the Excess Funds Collection Account, (ii) upon the occurrence and during the continuation of a Default or Event of Default, direct the Excess Funds Payments to any deposit account other than the Excess Funds Collection Account; provided that the Grantor may transfer the Excess Funds Collection Account to another depository if the Grantor, the Lender, and the substitute depositary have entered into a control agreement, or (iii) cause the Specified Subsidiaries to use, distribute or direct the Excess Funds Payments in a manner contrary to this Security Agreement.

6.                                       Lender’s Appointment as Attorney-in-Fact.

(a)                                  Powers.  The Grantor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Lender’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Lender the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

(i)                                     in the name of the Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Collateral or with respect to any other Collateral whenever payable;

(ii)                                  to execute, in connection with any sale provided for in Section 9 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)                               (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Lender thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

Anything in this Section 6(a) to the contrary notwithstanding, the Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default has occurred and is continuing.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

(b)                                 No Duty on Lender’s Part.  The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers.  The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

7.                                       Performance by Lender of Grantor’s Obligations.  If the Grantor fails to perform or comply with any of its agreements contained herein, the Lender, at its option, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement.  The expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2.0% above the rate per annum applicable to Loans, shall be payable by the Grantor, to the extent of the Collateral, to the Lender on demand and shall constitute Secured Obligations secured hereby.

8.                                       Proceeds.

(a)                                  It is agreed that all Proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Lender, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Lender in the exact form received by the Grantor (duly endorsed by the Grantor to the Lender, if required), and held by the Lender in a deposit account maintained under the sole dominion and control of the Lender.  Any and all such Proceeds held by the Lender in a deposit account (or by the Grantor in trust for the Lender) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in this Section.

(b)                                 At such intervals as may be agreed upon between the Lender and the Grantor or, if an Event of Default shall have occurred and be continuing, at any time at the Lender’s election, the Lender may apply all or any part of the Proceeds constituting Collateral, whether or not held in any deposit account, and any Proceeds of any Loan Document, or otherwise received by the Lender, against the Secured Obligations (whether matured or unmatured), such application to be in the following order:

(i)                                     First, to pay incurred and unpaid fees and expenses of the Lender under the Loan Documents;

(ii)                                  Second, to the Lender, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations;

(iii)                               Third, any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full and the Commitments shall have terminated, shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

9.                                       Remedies.  If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released.  The Grantor further agrees, at the Lender’s request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at any Grantor’s premises or elsewhere.  The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, or realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender arising out of the exercise by the Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-615 of the Code, need the Lender account for the surplus, if any, to the Grantor.  To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

10.                                 Limitation on Duties Regarding Presentation of Collateral.  The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its respective directors, officers, employees, agents or advisors shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers.  The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees, agents or advisors shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

11.                                 Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

12.                                 Notices.  Notices, requests and demands to the Lender or the Grantor shall be delivered to the intended receipt at the “Address for Notices” specified below:

(a)  Grantor.

ARC Real Estate Holdings, LLC
600 Grant St., Ste. 900
Denver, CO 80203
Scott L. Gesell
Telecopier No.: (303) 749-2073
Telephone No.: (303) 383-7506

(b)  Lender.

Merrill Lynch Mortgage Capital Inc.
4 World Financial Center, 10th Floor
New York, New York 10080
Attention: Josh Green
Telecopier No.: (212) 449-6673
Telephone No.: (212) 449-7330

13.                                 Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.                                 Paragraph Headings.  The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15.                                 No Waiver; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 16 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

16.                                 Waivers and Amendments; Successors and Assigns; Governing Law.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Lender, provided that any provision of this Security Agreement may be waived by the Lender in a written instrument executed by the Lender.  This Security Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Lender and its respective successors and assigns.  This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.  This Amendment incorporates by reference, and the Borrowers and Lender hereby agree to be subject to, the provisions set forth in Section 11.11 of the Existing Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

ARC REAL ESTATE HOLDINGS, LLC

By	/s/Scott L. Gesell
Name: Scott L. Gesell
Title: Vice President

Schedule I

NAMES, FORM OF ORGANIZATION AND LOCATION OF GRANTOR

Exact Name of Grantor:	ARC Real Estate Holdings, LLC
Form of Organization:	limited liability company
Location of Grantor:	600 Grant St., Ste. 900 Denver, CO 80203
Jurisdiction of Incorporation:	Delaware

Schedule II

EXCESS FUNDS COLLECTION ACCOUNT

Financial Institution
Account Name	Account Number	Where Maintained

ARC Real Estate Holdings, LLC	Account No. 193365366	JPMorgan Chase Bank, N.A.

Schedule III

SPECIFIED SUBSIDIARIES

ANNEX A

FORM OF ACCOUNT CONTROL AGREEMENT